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                                                                    Exhibit 23.1





               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1989 Stock Plan of Arris Pharmaceutical Corporation of our report dated February 10, 1997 with respect to the consolidated financial statements of Arris Pharmaceutical Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Palo Alto, California
August 24, 1997





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